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                                 UNITED STATES
                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM  8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 21, 2000
                              (DECEMBER 21, 2000)


                              DTVN HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)



          Delaware                   0-22076                76-0404904
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
      of incorporation)                                 Identification No.)



                       635 WEST CAMPBELL ROAD, SUITE 130
                            Richardson, Texas 75080
             (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code:  (972) 783-0284



                              Zydeco Energy, Inc.
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events

     Effective December 21, 2000, pursuant to stockholder approval received at a special meeting of stockholders of DTVN Holdings, Inc. (the "Company") held on December 21, 2000, the Company's Certificate of Incorporation was amended to change the name of the Company to "DTVN Holdings, Inc." and increase the number of authorized shares of the Company's common stock to 150 million. The Company also received approval from its stockholders for its 2000 Stock Option and Restricted Stock Plan.

     As a result of receiving stockholder approval for the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of the Company's common stock to 150 million, the 7,190 shares of the Company's Series A convertible preferred stock held by Mr. Hugh Simpson, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, were automatically converted into 7,190,000 shares of the Company's common stock pursuant to their terms.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     3.1  Certificate of Amendment to Certificate of Incorporation

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                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              DTVN Holdings, Inc.


                              By: /s/ Hugh D. Simpson
                                  -----------------------------------------
                                      Hugh D. Simpson
                                      President and Chief Executive Officer


Date:  December 21, 2000

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                                 EXHIBIT INDEX


EXHIBIT NUMBER                         DESCRIPTION
--------------                         -----------
      3.1            Certificate of Amendment to Certificate of Incorporation





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